Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 19, 2023, with respect to the consolidated financial statements of FuelCell Energy, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Hartford, Connecticut

April 5, 2024